SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 1, 2003

THE ARISTOTLE CORPORATION

(Exact name of registrant as specified in its charter)

          DELAWARE                                                   0-14669                                                   06-116854

(State or other                                            (Commission File Number)                        (IRS Employer

jurisdiction of incorporation)                                                                                           Identification No.)

96 Cummings Point Road, Stamford, CT 06902

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 324-5466

(Former name or former address, if changed since last report)

Page 1 of 2 Pages

Page 2 of 2 Pages

Item 5. Other Events and Regulation FD Disclosure

On May 1, 2003, the Company announced its financial results for the quarter ended March 31, 2003. The press release regarding the foregoing is incorporated into this Item 5 by reference to the press release attached hereto as an exhibit.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

    Exhibits

99.1 Financial information for the quarter ended March 31, 2003 and press release dated May 1, 2003 for The Aristotle Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                 THE ARISTOTLE CORPORATION

                                                                                  (Registrant)

Date: May 1, 2003                                                                By: /s/ H. William Smith

                                                                                                Name: H. William Smith

                                                                                                Title: Vice President, General Counsel

                                                                                                          and Secretary

EXHIBITS

Exhibit 99.1 Financial information for the quarter ended March 31, 2003 and press release dated May 1, 2003 for The Aristotle Corporation.

Exhibit 99.1

For Immediate Release                                                                                                       News Release

Contacts:

Bill Smith or Dean Johnson

The Aristotle Corporation

Phone: 1-203-324-5466 or 1-920-563-2446

Fax: 1-203-358-0179 or 1-920-563-0234

wsmith@ihc-geneve.com

int@enasco.com

The Aristotle Corporation Announces

2003 First Quarter Results

Stamford, CT, May 1, 2003 - The Aristotle Corporation (NASDAQ: ARTL; ARTLP) announced today its results of operations for the first quarter of 2003. For financial reporting purposes, the merger of Nasco International, Inc. into The Aristotle Corporation ("Aristotle") on June 17, 2002 was accounted for as a reverse merger. As a result, the historical financial information for the three months ended March 31, 2002 is that of Nasco.

For the three months ended March 31, 2003, net revenue increased 2.6% to $35.4 million from $34.5 million in the first quarter of 2002, and gross profit margins increased to 37.4% from 35.5%. Earnings before income taxes increased to $3.2 million from $2.4 million, and net earnings increased to $2.0 million, compared to $1.5 million in the same quarter last year. Net loss applicable to common shareholders in the first quarter of 2003 was $0.2 million or ($0.01) per common share, which includes the accretion of $2.2 million of preferred dividends on the Series I and Series J preferred stocks issued on June 17, 2002, $1.0 million related to the non-cash provision for federal income taxes and $.1 million related to the non-cash provision for stock option expense. For the 2002 first quarter, net income applicable to common shareholders was $1.5 million, or $0.10 per common share; in that quarter, no preferred dividends had accreted because preferred shares had not as yet been issued, the tax provision was a cash expense and Aristotle had not as yet changed its accounting policies to expense stock options.

"We are encouraged by the revenue flow in the first quarter; however, revenues from the educational segment are experiencing negative influences from the deficit conditions in more than a majority of state education budgets," said Steven B. Lapin, Aristotle's President and Chief Operating Officer. "The currently troubled economic environment has not dampened your Company's recognition by its customers for unsurpassed service in providing the highest quality of products to the educational, health and agricultural markets through its Nasco and other brands. Aristotle is determined to continue towards its goal of increased sales and profitability through internal growth strategies and opportunistic acquisitions."

Dean T. Johnson, Aristotle's Chief Financial Officer, noted that "all efforts are being exercised to protect the Company's earnings through expense control. These controls, particularly on labor costs, are closely monitored to appropriately match overhead expense with the existing revenue stream." Mr. Johnson reiterated that, "the after-tax results for the current quarter include a federal income tax provision of $1.0 million, utilizing a portion of your Company's federal net operating tax loss carryforwards which are recognized on Aristotle's March 31, 2003 balance sheet as a $26.5 million component of the $28.0 million deferred tax asset. Such utilization allows your Company to retain this amount as cash flow from operations."

About Aristotle

The Aristotle Corporation, founded in 1986, and headquartered in Stamford, CT, is a leading manufacturer and global distributor of educational, health and agricultural products. A selection of over 80,000 items is offered, primarily through catalogs carrying the brand of Nasco (founded in 1941), as well as those bearing the brands of Simulaids, Triarco, Summit Learning, Hubbard Scientific, Scott Resources and Spectrum Educational Supplies. Products include educational materials and supplies for substantially all K-12 curricula, molded plastics, biological materials and items for the agricultural, senior care and food industries. Aristotle has approximately 750 employees at its operations in Fort Atkinson, WI, Modesto, CA, Fort Collins, CO, Plymouth, MI, Woodstock, NY, Chippewa Falls, WI and Aurora, Ontario, Canada.

There are approximately 17 million shares outstanding of Aristotle common stock (NASDAQ: ARTL) and 1 million shares outstanding of 11%, cumulative, convertible, voting, Series I preferred stock (NASDAQ: ARTLP); there are also approximately 11 million privately-held shares outstanding of 12%, cumulative, non-convertible, non-voting shares of Series J preferred stock. Aristotle has about 4,000 shareholders of record.

Further information about Aristotle can be obtained on its website, at www.aristotlecorp.net.

__________________________________________________________

Safe Harbor under Private Securities Litigation Reform Act of 1995

To the extent that any of the statements contained in this release are forward-looking, such statements are based on current expectations that involve a number of uncertainties and risks. Aristotle cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: (i) the ability of Aristotle to obtain financing and additional capital to fund its business strategy on acceptable terms, if at all; (ii) the ability of Aristotle on a timely basis to find, prudently negotiate and consummate additional acquisitions; (iii) the ability of Aristotle to manage any to-be acquired companies; (iv) the ability of Aristotle to retain and utilize its federal net operating tax loss carryforward position; and (v) general economic conditions. As a result, Aristotle's future development efforts involve a high degree of risk. For further information, please see Aristotle's filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K.

___________________________________________________

Reference is also made to the risk factors set forth in Aristotle's final prospectus dated May 15, 2002 which was filed in connection with the merger with Nasco International, Inc.

THE ARISTOTLE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

                                                                                                      Three Months

                                                                                                    Ended March 31,
	2003	2002

	(In Thousands*)
Net sales	$ 35,441	$ 34,529
Cost of sales	22,203	22,278
Gross profit	13,238	12,251

Selling and administrative expenses	9,786	9,409
Earnings from operations	3,452	2,842

Other expense, net	259	489
Earnings before income taxes	3,193	2,353

Income tax expense: Current Deferred Total	209 1,032 1,241	901 - 901

Net earnings	1,952	1,452
Preferred dividends	(2,150)	-
Net income (loss) applicable to common shareholders	$ (198)	$ 1,452

Earnings (loss) per common share: Basic Diluted	$ (.01) $ (.01)	$ .10 $ .10
Weighted average shares: Basic Diluted	17,031,687 17,031,687	15,000,000 15,000,000

*Except share and per share amounts

THE ARISTOTLE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS      March 31,     December 31,
(Unaudited)	2003	2002
	(In thousands)
ASSETS
Cash and cash equivalents	$ 4,960	$ 11,299
Accounts receivable	14,192	12,452
Inventories	29,942	27,941
Deferred income taxes Other current assets Total current assets	7,251 7,722 64,067	7,251 7,766 66,709
Deferred income taxes	20,729	21,761
Property, plant and equipment	11,556	9,153
Goodwill and other assets	7,434	7,438
Total assets	$ 103,786	$ 105,061
LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt	$ 9,143	$ 9,108
Other liabilities Accrued dividends payable Total current liabilities	9,860 - 19,003	10,506 2,150 21,764
Long-term debt, less current maturities	29,154	27,579
Stockholders' equity	55,629	55,718
	$ 103,786	$ 105,061